As filed with the United States Securities and Exchange Commission on December 17, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vine Hill Capital Investment Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1898282
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 E Broward Blvd, Suite 900
Fort Lauderdale, FL 33394

Telephone: (954) 848-2859

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicholas Petruska
Chief Executive Officer
c/o Vine Hill Capital Investment Corp. II
500 E Broward Blvd., Suite 900
Fort Lauderdale, FL 33394

Telephone: (954) 848-2859

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jonathan Ko, Esq. Paul Hastings LLP 515 South Flower Street, Twenty-Fifth Floor Los Angeles, CA 90071 (213) 683-6000	Dean Bennett Appleby (Cayman) Ltd. 9th Floor, 60 Nexus Way Camana Bay Grand Cayman PO Box 190, KY1-1104 (345) 814-2980	Alan Annex, Esq. Jason Simon, Esq. Greenberg Traurig, LLP 1750 Tysons Blvd., Suite 1000 McLean, VA 22102 (703) 749-1300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-291793

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of (i) 2,875,000 additional units of Vine Hill Capital Investment Corp. II, a Cayman Islands exempted company (the “Registrant”), 375,000 of which are subject to purchase upon exercise of the underwriter’s option to purchase additional units of the Registrant, each consisting of one Class A ordinary share and one-third of one redeemable public warrant, and (ii) 958,333 Class A ordinary shares underlying the warrants included in such units, in each case pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each redeemable public whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-291793) (the “Prior Registration Statement”), initially filed by the Registrant on November 25, 2025, and declared effective by the Securities and Exchange Commission (the “Commission”) on December 17, 2025. The required opinions of counsels and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth herein by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of December 18, 2025), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than December 18, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-291793) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Paul Hastings LLP

5.2	Opinion of Appleby (Cayman) Ltd.

23.1	Consent of Withum Smith+Brown, PC

23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1)

23.3	Consent of Appleby (Cayman) Ltd. (included in Exhibit 5.2)

107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on the 17th day of December, 2025.

VINE HILL CAPITAL INVESTMENT CORP. II

By:	/s/ Nicholas Petruska
Name:	Nicholas Petruska
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Nicholas Petruska	Chief Executive Officer and Director	December 17, 2025
Nicholas Petruska	(Principal Executive Officer)

/s/ Daniel Zlotnitsky	Chief Financial Officer	December 17, 2025
Daniel Zlotnitsky	(Principal Financial and Accounting Officer)

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Vine Hill Capital Investment Corp. II, in Fort Lauderdale, Florida, on the 17th day of December, 2025.

By:	/s/ Nicholas Petruska
Name:	Nicholas Petruska
Title:	Chief Executive Officer

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